UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2006

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio		43017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory  Arrangements of Certain Officers.

The Compensation, Governance and Nominating Committee (the “Committee”) of the Board of Directors of Neoprobe Corporation (“the Company”) has approved the grant of options to purchase shares of the Company’s common stock, effective December 15, 2006, to the Company’s Chief Executive Officer and two other named executive officers listed below (the “Optionees”):

Name	Position	Options
David C. Bupp	President and Chief Executive Officer	300,000

Brent L. Larson	Vice President, Finance and Chief Financial Officer	50,000

Carl M. Bosch	Vice President, Research and Development	50,000

The Company granted the options in accordance with the provisions of the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan. In connection with the grant of the options, the Company entered into a stock option agreement with each of the Optionees (the “Stock Option Agreements”). Pursuant to the terms of the Stock Option Agreements, the options have an exercise price of $0.27, the closing price of the Company’s common stock as reported on the OTC Bulletin Board regulated quotation service on December 15, 2006. One third of the shares of common stock subject to the options vest and become exercisable on each anniversary of the date of grant. The options will lapse and cease to be exercisable upon the earliest of: (i) the expiration of 10 years from the date of grant; (ii) the expiration of one year from the date that an Optionee ceases to be an employee of the Company because of death, disability or retirement; (iii) 90 days after an Optionee’s employment with the Company or any subsidiary is terminated without cause; or (iv) immediately upon termination of an Optionee’s employment with the Company or any subsidiary for a reason other than death, disability or retirement, or by the Company for cause.

The foregoing description of the terms of the Stock Option Agreements is qualified in its entirety by reference to the full text of the form of Stock Option Agreement attached as Exhibit 10.1 to this Current Report on From 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number     Exhibit Description

10.1         Form of Stock Option Agreement under the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 21, 2006	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer